Exhibit 99.1
January 10, 2017
GenMark Announces Preliminary Q4 2016 Financial Results
Q4 Revenue Increased 13% Versus Prior Year to $14.9 Million
Full Year Revenue Grew 25% to $49.2 million
ePlex® Global Commercialization Continued to Gain Momentum
Ending 2016 with More Than 55 Customer Agreements, Representing Over 85 ePlex Instruments

CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today reported preliminary fourth quarter 2016 revenue of $14.9 million, an increase of 13% over the prior year period. Accordingly, the Company expects full year 2016 revenue to be $49.2 million, an increase of 25% versus 2015. The Company also announced that it finished the year with more than 55 customer agreements in place totaling over 85 ePlex instruments.

“Fourth quarter revenue was in line with our expectations, despite a slow start to the flu season. Furthermore, we are very pleased with the increasing customer interest in our ePlex sample-to-answer system, particularly following our submissions to FDA last month. We finished the year with more than 55 agreements for over 85 ePlex instruments, many of which have already been installed in end-user sites. Customer feedback has been very positive, especially on ease of use and workflow,” said Hany Massarany, President and Chief Executive Officer of GenMark.

Complete 2016 fourth quarter and full year financial results will be announced during the Company’s fourth quarter earnings call. At that time, the Company also anticipates providing 2017 financial guidance.

The Company will present at the 2017 J.P. Morgan Healthcare Conference to be held at the Westin St. Francis Hotel in San Francisco, California on Wednesday, January 11, 2017. The presentation will be delivered by Hany Massarany, President and Chief Executive Officer, and is scheduled to begin at 1:30 pm Pacific Time. The presentation will be made available at http://ir.genmarkdx.com/events.cfm.

ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor XT-8® system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor detection technology is also incorporated into GenMark’s sample-to-answer system, ePlex®. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely commercialization of our ePlex system, obtaining regulatory clearance, and our preliminary, unaudited 2016 financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, our preliminary 2016 financial results are unaudited results based on management’s current expectations and are subject to closing and year-end audit adjustments, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States at the levels we anticipate, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the "Risk Factors" in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

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